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                                 EXHIBIT 23.3

                     CONSENT OF DANIELSON ASSOCIATES INC.

     We hereby consent to the use of our opinion letter dated February 26, 2001 to the Board of Directors of First National Bancorp, Inc. and to the reference to our firm in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between First National Bancorp, Inc. and NBT Bancorp Inc.

     In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                       Danielson Associates Inc.

February 26, 2001
                                                    By:  /s/ Arnold G. Danielson
                                                        ------------------------
                                                             Arnold G. Danielson
                                                             Chairman